UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 24, 2015

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On February 24, 2015, we entered into an amendment to our lease with BP Hancock LLC for the office space we rent in the building at 200 Clarendon Street, Boston, Massachusetts. Under this amendment, we will lease an additional 10,057 square feet of office space on the twenty-fifth floor of this building, at an annual rate (excluding customary operating costs and expenses) of $49 per square foot, for a term beginning on June 15, 2015 (or, if later, when landlord completes certain improvements to the space) and ending on June 30, 2020, with the option to extend this term for an additional three-year period.

A copy of the amendment is attached as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Number	Title

10.1	First Amendment to Lease dated as of February 24, 2015 by and between CRA International, Inc. and BP Hancock LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: March 2, 2015	By:	/s/ Chad M. Holmes
Chad M. Holmes
Chief Financial Officer, Executive Vice President and Treasurer

EXHIBIT INDEX

Number	Title

10.1	First Amendment to Lease dated as of February 24, 2015 by and between CRA International, Inc. and BP Hancock LLC